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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of our report dated March 3, 1998, relating to the financial statements of Dragon Rentals (A Wholly Owned Division of The Modern Group, Inc.--A Texas Corporation), in the Prospectus constituting part of the Registration Statement on Form S-4 of National Equipment Services, Inc. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Lawrence, Blackburn, Meek, Maxey & Co. P.C.

February 2, 1999